AMENDMENT NO. 2
                                       TO
                AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT

      THIS AMENDMENT TO AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT ("Amendment") is dated as of December 4, 2009 by and between ULTRA SERIES FUND ("Trust") a Massachusetts business trust, MOSAIC FUNDS DISTRIBUTOR, LLC ("Distributor"), a Wisconsin limited liability company, and CUNA MUTUAL INSURANCE SOCIETY ("Life Company"), a life insurance company organized under the laws of the State of Iowa.

                                   WITNESSETH:
                                   ----------

      WHEREAS, Trust, Distributor and Life Company are parties to that certain Amended and Restated Fund Participation Agreement dated as of June 30, 2009, as amended ("Agreement");

      WHEREAS, the parties wish to amend and restate Schedule A to the Agreement to reflect the available Portfolios and classes.

      NOW, THEREFORE, in consideration of the foregoing and of the promises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that Schedule A to the Agreement is deleted and replaced with the attached Schedule A.

      IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

MOSAIC FUNDS DISTRIBUTOR, LLC              ULTRA SERIES FUND

By:   /s/ Pamela M. Krill                  By:   /s/ Pamela M. Krill
      ------------------------------             ------------------------------
Name:     Pamela M. Krill                  Name:     Pamela M. Krill
Title:    General Counsel and Chief        Title:    General Counsel and Chief
          Legal Officer                              Legal Officer

CUNA MUTUAL INSURANCE SOCIETY

By:   /s/ James Metz
      ----------------------------
Name:     James Metz
Title:    SVP

                                   APPENDIX A
                                   PORTFOLIOS

Conservative Allocation Fund (Class I and Class II)
Moderate Allocation Fund (Class I and Class II)
Aggressive Allocation Fund (Class I and Class II)
Money Market Fund (Class I and Class II)
Bond Fund (Class I and Class II)
High Income Fund (Class I and Class II)
Diversified Income Fund (Class I and Class II)
Equity Income Fund (Class I and Class II)
Large Cap Value Fund (Class I and Class II)
Large Cap Growth Fund (Class I and Class II)
Mid Cap Value Fund (Class I and Class II)
Mid Cap Growth Fund (Class I and Class II)
Small Cap Value Fund (Class I and Class II)
Small Cap Growth Fund (Class I and Class II)
Global Securities Fund (Class I and Class II)
International Stock Fund (Class I and Class II)
Target Retirement 2020 (Class I)
Target Retirement 2030 (Class I)
Target Retirement 2040 (Class I)